 SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

IPSIDY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ipsidy Inc.

2018

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

December 14, 2018

at 10:00 a.m. Eastern Time

780 Long Beach Boulevard
Long Beach, New York 11561

Ipsidy Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON December 14, 2018

The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Ipsidy Inc. (“Ipsidy” or the “Company”) will be held at 780 Long Beach Boulevard, Long Beach, New York 11561, on December 14, 2018, at 10:00 a.m. Eastern Time, to consider the following proposals:

1.	To elect the five director nominees named in the Proxy Statement to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of Cherry Bekaert LLP as the Company’s independent auditors for the fiscal year ending December 31, 2018; and

3.	To act on such other matters as may properly come before the meeting or any adjournment thereof.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY STOCKHOLDER VOTE AT THE ANNUAL MEETING IN PERSON OR BY PROXY.

These proposals are fully set forth in the accompanying Proxy Statement which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote “FOR” the directors set forth in Proposal 1 and “FOR” Proposal 2. A list of all stockholders entitled to vote at the Annual Meeting will be available at the principal office of the Company during usual business hours for examination by any stockholder for any purpose germane to the Annual Meeting for 10 days prior to the date thereof. Stockholders are cordially invited to attend the Annual Meeting. If you plan to attend the Annual Meeting in person, please be sure to bring your proxy card and photo identification. However, whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed Proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented. You may wish to provide your response by telephone or electronically through the Internet by following the instructions set out on the enclosed Proxy card. If you do attend the meeting and wish to vote your shares personally, you may revoke your Proxy.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held December 14, 2018. In addition to the copies you have received, the Proxy Statement and our 2017 Annual Report on Form 10-K to Stockholders are available at: http://www.proxyvote.com.

By Order of the Board of Directors

/s/ Philip D. Beck
Philip D. Beck
Chairman of the Board of Directors

WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS COUNTED.

Ipsidy Inc.
780 Long Beach Boulevard

Long Beach, New York 11561
516-274-8700

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ipsidy Inc. (“Ipsidy” or the “Company”) to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) which will be held at our corporate offices located at 780 Long Beach Boulevard, Long Beach, New York 11561 on December 14, 2018, at 10:00 a.m. Eastern Time, and at any postponements or adjournments thereof. The proxy materials will be furnished to stockholders on or about October 31, 2018.

REVOCABILITY OF PROXY AND SOLICITATION

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the Annual Meeting and voting the shares of stock in person, or by delivering to the Chief Financial Officer of the Company at the principal office of the Company prior to the Annual Meeting a written notice of revocation or a later-dated, properly executed proxy. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communications. No additional compensation will be paid for any such services. This solicitation of proxies is being made by the Company, which will bear all costs associated with the mailing of this Proxy Statement and the solicitation of proxies.

RECORD DATE

Stockholders of record at the close of business on October 22, 2018, will be entitled to receive notice of, attend and vote at the Annual Meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

Ipsidy Inc. has furnished these materials to you in connection with the Company’s solicitation of proxies for use at the Annual Meeting of Stockholders to be held on December 14, 2018, at 10:00 a.m. local time at our corporate office located at 780 Long Beach Boulevard, Long Beach, New York 11561. These materials describe the proposals on which the Company would like you to vote and also give you information on these proposals so that you can make an informed decision. We are furnishing our proxy materials on or about October 31, 2018 to all stockholders of record entitled to vote at the Annual Meeting.

Are these materials available via the Internet?

We are furnishing proxy materials to our shareholders primarily via the Internet instead of mailing printed copies of those materials to each shareholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. On October 31, 2018, we mailed a Notice of Internet Availability of Proxy Materials to certain of our shareholders. The Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise.

What is included in these materials?

These materials include:

●	this Proxy Statement for the Annual Meeting; and

●	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

What is the proxy card?

The proxy card enables you to appoint Philip D. Beck, our Chief Executive Officer, and Stuart P. Stoller, our Chief Financial Officer, as your representatives at the Annual Meeting. By completing and returning a proxy card, you are authorizing these individuals to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this Proxy Statement, including (i) the election of five persons named herein as nominees for directors of the Company, to hold office subject to the provisions of the bylaws of the Company, until the next annual meeting of stockholders and until their successors are duly elected and qualified, and (ii) ratification of the appointment of Cherry Bekaert LLP as the Company’s independent auditors for the fiscal year ending December 31, 2018. In addition, management will report on the performance of the Company during fiscal year 2017 and respond to questions from stockholders.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the number of shares of common stock issued and outstanding on the record date will constitute a quorum permitting the meeting to conduct its business. As of the record date, there were 476,416,957 shares of Ipsidy common stock issued and outstanding. Thus, the presence of the holders of common stock representing at least 238,684,895 votes will be required to establish a quorum.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Our stockholders may hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

How can I get electronic access to the proxy materials?

In addition to the copies of this proxy that you may receive, the Notice of Internet Availability provides you with instructions regarding how to:

●	view the Company’s proxy materials for the Annual Meeting on the Internet;

●	request hard copies of the materials; and

●	instruct the Company to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Stockholder of Record

If on October 22, 2018, your shares were registered directly in your name with our transfer agent, Globex Transfer LLC, you are considered a stockholder of record with respect to those shares, and the Notice of Internet Availability, or Notice of Annual Meeting and Proxy Statement was sent directly to you by the Company. As the stockholder of record, you have the right to direct the voting of your shares via the Internet or by returning the proxy card to us. Whether or not you plan to attend the Annual Meeting, if you do not vote over the Internet, please complete, date, sign and return a proxy card to ensure that your vote is counted.

Beneficial Owner of Shares Held in Street Name

If on October 22, 2018, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other nominee holder, then you are considered the beneficial owner of shares held in “street name,” and the Notice of Annual Meeting & Proxy statement was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from the organization.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote by any of the following methods:

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the Notice of Internet Availability or the enclosed Proxy Card.

●	By Telephone. You may vote by calling the toll free number found on the Proxy Card.

●	By Mail. You may vote by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided.

●	In Person. You may attend and vote at the Annual Meeting. The Company will give you a ballot when you arrive. You must bring valid photo identification such as your driver’s license or passport and may be requested to provide proof of stock ownership as of the record date.

Beneficial Owners of Shares Held in Street Name.  If you are a beneficial owner of shares held in street name, you may vote by any of the following methods:

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the Notice of Internet Availability or the enclosed Proxy Card.

●	By Telephone. You may vote by proxy by calling the toll-free number found on the vote instruction form.

●	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the pre-addressed, postage-paid envelope provided.

●	In Person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. You must bring valid photo identification such as your driver’s license or passport.

What are abstentions and broker non-votes?

While the inspector of elections will treat shares represented by proxies that reflect abstentions or include “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum, abstentions or “broker non-votes” do not constitute a vote “for” or “against” any matter and thus will be disregarded in any calculation of “votes cast.” However, abstentions and “broker non-votes” will have the effect of a negative vote if an item requires the approval of a majority of a quorum or of a specified proportion of all issued and outstanding shares.

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers (see What happens if I do not give specific voting instructions). As used herein, “uninstructed shares” means shares held by a broker who has not received voting instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

●	indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors, or

●	sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters, but not on non-routine matters. Under New York Stock Exchange (“NYSE”) rules, if your shares are held by a member organization, as that term is defined under NYSE rules, responsibility for making a final determination as to whether a specific proposal constitutes a routine or non-routine matter rests with that organization, or third parties acting on its behalf.

What are the Board’s recommendations?

The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

●	for election of the five director nominees named in the Proxy Statement to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified; and

●	for ratification of the appointment of Cherry Bekaert LLP as the Company’s independent auditors for the fiscal year ending December 31, 2018.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How are proxy materials delivered to households?

Only one copy of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2017 and this Proxy Statement will be delivered to an address where two or more stockholders reside with the same last name or who otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2017 and this Proxy Statement. If you share an address with at least one other stockholder, currently receive one copy of our Annual Report on Form 10-K and Proxy Statement at your residence, and would like to receive a separate copy of our Annual Report on Form 10-K and Proxy Statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to Ipsidy Inc., 780 Long Beach Boulevard, Long Beach, New York 11561; Attention: Chief Financial Officer.

Interest of Officers and Directors in matters to be acted upon

Except for the election to our Board of the five nominees set forth herein, none of our officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting.

How much stock is owned by 5% stockholders, directors, and executive officers?

The following table sets forth the number of shares known to be beneficially owned by all persons who own at least 5% of Ipsidy’s outstanding common stock, the Company’s directors, the Company’s executive officers, and the directors and executive officers as a group as of October 22, 2018, unless otherwise noted. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.

Name	Position	Number of Shares of Common Stock	Percentage of Common Stock (1)
Officers & Directors
Philip Beck	Chairman of the Board, CEO and President	51,000,000 (2)	9.97%
Thomas Szoke	Chief Technology Officer and Director	32,083,317 (3)	6.60%
Theodore Stern	Director	17,230,834 (4)	3.60%
Ricky Solomon	Director	10,186,717 (5)	2.11%
Stuart Stoller	Chief Financial Officer	10,000,000 (6)	2.08%
Herb Selzer	Director	7,977,945 (7)	1.67%
	Total owned by executive officers and directors	128,478,813	23.89%
>5% Shareholders
Andras Vago	Shareholder	47,368,000 (8)	9.94%
Douglas Solomon	Shareholder	40,303,747 (9)	8.08%
Stephen Garchik	Shareholder	36,710,672 (10)	7.66%
Richard Greene	Shareholder	36,171,873 (11)	7.52%
Eric Rand	Shareholder	34,124,857 (12)	7.00%

(1) Applicable percentage ownership is based on 476,416,957 shares of common stock outstanding as of October 22, 2018. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of are deemed to be beneficially owned by the person holding such securities for computing the percentage of ownership of such person, but are not treated as outstanding for computing the percentage ownership of any other person.

(2) Includes 1,000,000 shares of common stock, a stock option to acquire 15,000,000 shares of common stock at $0.10 per share vesting with respect to one-third of the shares of common stock upon January 31, 2017 and in 24 equal monthly tranches commencing on the January 31, 2017 and a stock option to acquire 20,000,000 shares of common stock at $0.05 per share held by Parity Labs LLC, a private consulting firm which is principally owned by Mr. Beck. Additionally, it includes 15,000,000 restricted common stock shares that vest upon meeting performance criteria. The performance criteria have not been met as of October 22, 2018.

(3) Includes (i) 19,083,317 shares of common stock, (ii) 3,000,000 shares held by Mr. Szoke’s wife, and (iii) a stock option to acquire 10,000,000 shares of common stock at an exercise price of $0.45 per share.

(4) Includes (i) 6,506,667 shares of common stock, (ii) 8,166,667 shares of common stock held by Theodore Stern Revocable Trust, (iii) a common stock purchase warrant to acquire 1,000,000 shares of common stock at $0.10 per share issued on April 19, 2016 exercisable for a period of five years at an exercise price of $0.10 per share and (iv) 1,557,500 shares of common stock that may be issued upon the conversion of interest accrued at $0.20 per share as of April 30, 2017 under that certain Unsecured Promissory Note due January 31, 2019.

(5) Includes (i) 3,709,444 shares of common stock, (ii) a stock option to acquire 3,500,000 shares of common stock at an exercise price of $0.0001 per share, (iii) a common stock purchase warrant to acquire 250,000 shares of common stock at an exercise price of $0.40 per share and (iv) a common stock purchase warrant to acquire 2,727,273 shares of common stock at an exercise price of $0.055 per share

(6) Includes a stock option to acquire 5,000,000 shares of common stock at $0.10 per share. The Stock Options vest with respect to (i) one-third of the shares of common stock upon January 31, 2018 and (ii) in 24 equal monthly tranches commencing on the January 31, 2018. Additionally, it includes 5,000,000 restricted stock common shares that vest upon meeting performance criteria. The performance criteria have not been met as of October 22, 2018.

(7) Includes (i) 4,160,167 shares of common stock, (ii) 1,537,778 shares of common stock held by Vista Associates, a family partnership, (iii) stock options to acquire 400,000 shares of common stock at an exercise price of $0.10 per share, (iv) a common stock purchase warrant to acquire 1,000,000 shares of common stock at an exercise price of $0.10 per share and (v) a common stock purchase warrant to acquire 880,000 shares of common stock at an exercise price of $0.05 per share.

(8) Includes 3,200,000 shares held by Multipolaris Corporation, 24,968,000 shares held by Interpolaris Pte. Ltd. and 19,200,000 held by MP Informatikai Kft. Mr. Vago is an officer and principal of each of these entities, and he may be deemed the beneficial owner or the shares held by such entities.

(9) Includes (i) 17,793,444 shares of common stock, (ii) a stock option to acquire 20,000,000 shares of common stock at an exercise price of $0.45 per share, (iii) a common stock purchase warrant to acquire 1,145,667 shares of common stock at an exercise price of $0.10 per share and (iv) a common stock purchase warrants to acquire 1,363,636 shares of common stock at an exercise price of $0.055.

(10) Includes (i) 33,681,505 shares of common stock, (ii) a common stock purchase warrant to acquire 2,200,000 shares of Common Stock at an exercise price of $0.05 per share, (iii) a common stock purchase warrant to acquire 166,667 shares of Common Stock at $0.10 per share and (iv) a common stock purchase warrant to acquire 312,500 shares of Common Stock at $0.10 per share. In addition, Garchik Universal Limited Partnership, which Mr. Garchik jointly controls with his sister, holds 350,000 shares of common stock

(11) Includes (i) 9,933,305 shares of common stock held by the Trust FBO Emily Greene (the “Emily Trust”), (ii) 9,933,305 shares of common stock held by the Trust FBO Victoria Greene (the “Victoria Trust”), (iii) 12,010,264 shares of common stock held by Fifth Melville LLC (“Fifth”), (iv) a common stock purchase warrant held by Fifth to acquire 1,041,665 shares of common stock at $0.10 per share issued on December 23, 2015 exercisable for a period of five years, (v) a common stock purchase warrant held by the Emily Trust to acquire 550,000 shares of common stock at $0.10 per share issued on July 29, 2015 exercisable for a period of five years, (vi) a common stock purchase warrant held by the Victoria Trust to acquire 550,000 shares of common stock at $0.10 per share issued on July 29, 2015 exercisable for a period of five years, (vii) a common stock purchase warrant held by the Emily Trust to acquire 1,076,667 shares of common stock at $0.10 per share issued on September 3, 2015 exercisable for a period of five years, and (viii) a common stock purchase warrant held by the Victoria Trust to acquire 1,076,667 shares of common stock at $0.10 per share issued on September 3, 2015 exercisable for a period of five years. Mr. Greene serves as the trustee for the Victoria Trust and the Emily Trust. Mr. Greene serves as the manager of Fifth.

(12) Includes the following securities held by Mr. Rand: (i) 23,219,523 shares of common stock, (ii) a common stock purchase warrant to acquire 572,000 shares of common stock at $0.05 per share, (iii) a common stock purchase warrant to acquire 333,334 shares of common stock at $0.10 per share and (iv) a common stock purchase warrant to acquire 10,000,000 shares of common stock at $0.10 per share.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer and other key executives, visits to the Company’s facilities, by reading the reports and other materials that we send them and by participating in Board and committee meetings. Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Except as set forth in this Proxy Statement, none of our directors held directorships in other reporting companies or registered investment companies at any time during the past five years. Our Board currently consists of five persons, all of whom have been nominated by the Company to stand for re-election. The Board and its Governance Committee believe the 5 Board nominees possess the skills and experience to effectively monitor performance, provide oversight, and advise management on the Company’s long-term strategy. Below is the biographical information pertaining to our executive officers and directors.

Name	Age	Position

Philip D. Beck (2)*	58	Chairman of the Board of Directors, Chief Executive Officer and President

Thomas Szoke	54	Chief Technology Officer and Director

Herbert Selzer (1)(2)(3*)	72	Director

Ricky Solomon (1)(3)	57	Director

Theodore Stern (1*)(2)(3)	89	Director

Stuart P. Stoller	63	Chief Financial Officer

*	denote Committee Chair

(1)	Audit Committee
(2)	Governance Committee
(3)	Compensation Committee

Philip D. Beck.

Philip was appointed as Chairman of the Board of Directors and Chief Executive Officer of Ipsidy Inc. in February 2017. Prior to joining Ipsidy, Philip founded Planet Payment Inc., a leading international payment processing platform doing business in 24 countries (formerly Nasdaq: PLPM) and served as its Chairman, Chief Executive Officer and President from 1999-2015. Philip has also served as a director of Bluefin Payment Systems from 2013 to 2014, managing member of Parity Labs, a private consulting firm and with his son cofounded the Bridgeworks co-working facility in NY. Philip is an Attorney admitted to practice in NY, and as a Solicitor of the Supreme Court in England and Wales and the British Virgin Islands. Philip previously worked in private practice as an international corporate lawyer for almost 17 years and founded a number of startups prior to Planet Payment.

Thomas R. Szoke

Thomas R. Szoke serves as Chief Technology Officer and has been a Director of the Company since 2013. Mr. Szoke is a co-founder of Innovation in Motion (“IIM”) a predecessor of Ipsidy and has over 25 years of product engineering, global sales and operations management experience. He has held several executive positions in the Company and has successfully led it from its inception to its listing on the OTC Market as well as expanding its market presence and product portfolio through strategic acquisitions in the United States, South America and Africa.  Mr. Szoke pioneered the concept and development of certain product lines as well as its Multi-Factor Out-of-Band Identity and Transaction Authentication Platform.

Prior to founding IIM, Mr. Szoke spent 23 years with Motorola, Inc. holding various management positions in field and product engineering, systems integration, program management and sales. He spent the last 10 years of his career at Motorola in the Biometrics Industry as Director of Integration and Project Management and then Director of Global Business Development for Civil Biometrics. From 2008-2011, Mr. Szoke was President of Thomas Szoke LLC, a technology consulting company focused on identity management and secure credentialing solutions. Mr. Szoke holds a degree in Electrical Engineering and Applied Mathematics from the University of Akron, in Ohio and is fluent in Hungarian.

Herbert Selzer

Herbert Selzer serves as an Independent Director of the Company since 2015. Mr. Selzer is an attorney based on New York, New York with a focus in corporate, international estate planning, trust and estates and wealth management. Mr. Selzer has been with Loeb, Block & Partners LLP since 1972 and became a partner in 1978. Prior to 1972, Mr. Selzer was employed by Ernst & Young. Mr. Selzer holds a BS Economics from Brooklyn College, a JD from George Washington University Law Center, an LLM in Taxation from New York University Law School and an LLM from New York City School of Law.

Ricky Solomon

Ricky Solomon serves as an Independent Director of the Company since 2015.  From 1983 to 1998 Mr. Solomon held several positions at Wechsler & Co. (“Wechsler”), a broker dealer focused on convertible securities. During his tenure Mr. Solomon became a partner and a managing director in charge of trading at Wechsler. After spending 15 years at Wechsler, Mr. Solomon joined Paloma as a portfolio manager where he ran a convertible arbitrage book as well as a long short equity book focused on technology stocks from 1998 to 2000.

In 2000, Mr. Solomon became a founding partner of Amaranth, a multi-strategy market neutral hedge fund that grew to almost $10 billion in assets by 2006. There, Mr. Solomon ran global convertible arbitrage and a long short equity book and he was also was a member of the executive committee until leaving Amaranth in 2006. Mr. Solomon joined Verition, another multi- strategy market neutral fund, in 2008 and remained there until 2014. Mr. Solomon joined Tripoint Global Equities from 2016 through mid-2017. Mr. Solomon currently serves on the board of Aspen University, (OTCQB: ASPU) a for profit on-line higher learning institution.  Through the years, Mr. Solomon has structured many financings, both public and private and in multiple industries. He also has been a very active venture capital investor. Mr. Solomon graduated from Emory University in 1983 with a BBA in finance. Mr. Solomon is a limited investor in Renrel Partners LLC (“RPLLC”).  RPLLC has entered a branch office relationship with Network 1 Financial Securities Inc. pursuant to which RPLLC provides administrative services relating to the management of a branch office.

Theodore Stern

Theodore Stern serves as an Independent Director of the Company since 2017. Mr. Stern has served in several executive positions in the energy and software industries over his career. He currently is a member of the Board of Directors of EnSync, Inc. and serves on the Governance, Audit, and Compensation Committees. EnSync develops and manufactures innovative energy management systems solutions. Previously he served as Chairman of the Board of inContact Inc. from 2000 to 2016 (when the company was acquired). He was Chairman and CEO from 2000 to 2005 when the positions were split. He oversaw the acquisition of four companies and the transition of inContact from a telecommunications company to a rapidly growing software-as-a-service company.

Mr. Stern also was a Senior Executive Vice President and member of the Board of Directors of Westinghouse Electric Corporation until his retirement. In his last position at Westinghouse Electric, Mr. Stern was responsible for multiple business units. Mr. Stern served as Vice Chairman of the Board of Directors of Superconductivity, Inc. of Madison, Wisconsin, a small technology company, until it was acquired in April 2007. Mr. Stern also served on the Board of Directors of Copperweld Corporation of Pittsburgh, Pennsylvania, a privately-owned steel and cable manufacturer, until its acquisition by LTV. Mr. Stern also served on the Board of Directors of Northern Power Systems of Waitsfield, Vermont, a privately-owned manufacturer of renewable and distributed generation systems until it was acquired by Distributed Energy Systems Incorporated (DESC). Mr. Stern also served on the board of directors of DESC. Mr. Stern holds a Bachelor of Science degree in Mechanical Engineering from the Pratt Institute and a Master of Arts degree in Theoretical Mathematics from New York University. He is a fellow of the American Society of Mechanical Engineers and a member of the National Academy of Engineering. He is the author of a number of technical papers on nuclear power technology.

Mr. Stern brings over 26 years of experience serving as a director with public companies to our Board of Directors. This experience, which includes service as Chairman and as a member of Audit, Compensation, and Governance Committees, provides our Board of Directors with a valuable perspective regarding public company governance, corporate management and strategy and board practices.

Stuart Stoller

On January 31, 2017, Stuart Stoller was appointed Chief Financial Officer of the Company. Prior to joining the Company, Mr. Stoller served as Chief Financial Officer and Board Member for TestAmerica Environmental Services LLC from May 2015 to October 2016. From December 2013 to April 2015, he was the Chief Financial Officer of Associated Food Stores. Mr. Stoller served as Chief Financial and Administrative Officer for Sleep Innovations from August 2009 to October 2013. Prior to joining Sleep Innovations, Mr. Stoller served various roles with the New York Times Company including Senior Vice President for Process Reengineering and Corporate Controller and also held several roles with Macy’s, Inc. including Senior Vice President, Chief Accounting Officer and Corporate Controller. Mr. Stoller began his career as an auditor in the Deloitte New York audit practice. He is a Certified Public Accountant and has served as a Board Member and advisor for both commercial and non-profit entities.

Former Directors

On January 26, 2017, the Board of Directors accepted the resignations of Andras Vago, David Jones and Charles Albanese and on September 16, 2017, the Board of Directors accepting the resignation of Douglas Solomon. In addition, the Board of Directors accepted Mr. Albanese’s resignation as Chief Financial Officer.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company’s board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are three (3) independent directors. As the Company is admitted to the OTCQX tier of OTC Markets, the Company is required under the OTCQX Rules for US companies to maintain a Board that has at least two independent directors and an Audit Committee, a majority of the members of which are independent directors.

Committees and Terms

  Board meetings during fiscal 2017

During 2017, the Board of Directors held six meetings which includes committee meetings. Each director attended all of the meetings of the Board and the all of the meetings held by all committees on which such director served. The Board also approved certain actions by unanimous written consent.

Committees established by the Board

The Board of Directors has standing Audit, Compensation, and Governance Committees. Information concerning the function of each Board committee follows.

Audit Committee

The Audit Committee is responsible for overseeing management’s implementation of effective internal accounting and financial controls, supervising matters relating to audit functions, reviewing and setting internal policies and procedures regarding audits, accounting and other financial controls, reviewing the results of our audit performed by the independent public accountants, and evaluating and selecting the independent public accountants. The Audit Committee has adopted an Audit Committee Charter which is posted on our Corporate Governance landing page under the tab labeled “Investors” on our website at http://www.ipsidy.com. The Board has not designated a member as the “audit committee financial expert” as defined by the SEC, which is not required at this time. During 2017, the Audit Committee held four meetings in person or through conference calls.

Compensation Committee

The Compensation Committee determines matters pertaining to the compensation of our named executive officers and administers our stock option and incentive compensation plans. The Compensation Committee has adopted a Compensation Committee Charter which is posted on our Corporate Governance landing page under the tab labeled “Investors” on our website at http://www.ipsidy.com. During 2017, the Compensation Committee held two meetings in person or through conference calls.

Governance Committee

The Governance Committee is responsible for considering potential Board members, nominating Directors for election to the Board, implementing the Company’s corporate governance policies, recommending compensation for the Board and for all other purposes outlined in the Governance Committee Charter, which is posted on our Corporate Governance landing page under the tab labeled “Investors” on our website at http://www.ipsidy.com. During 2017, the Governance Committee held one meeting in person or through conference calls.

Nomination of Directors

As provided in its charter, the Governance Committee is responsible for identifying individuals qualified to become directors. The Governance Committee seeks to identify director candidates based on input provided by a number of sources including (1) the Governance Committee members, (2) our other directors, (3) our stockholders, (4) our Chief Executive Officer or Chair of the Board, and (5) third parties such as service providers. In evaluating potential candidates for director, the Governance Committee considers the entirety of each candidate’s credentials.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director must possess:

●	high personal and professional ethics and integrity;

●	the ability to exercise sound judgment;

●	the ability to make independent analytical inquiries;

●	a willingness and ability to devote adequate time and resources to diligently perform Board and committee duties; and

●	the appropriate and relevant business experience and acumen.

Legal Proceedings

There is currently no pending, threatened or actual legal proceedings of a material nature in which the Company is a party.

Family Relationships

There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer.

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, none of our directors and executive officers has:

●	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

●	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

●	Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

●	Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

●	Been the subject to, or a party to, any sanction or order, not subsequently reverse, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics Policy (the “Code of Ethics”) that applies to all directors and officers. The Code of Ethics describes the legal, ethical and regulatory standards that must be followed by the directors and officers of the Company and sets forth high standards of business conduct applicable to each director and officer. As adopted, the Code of Ethics sets forth written standards that are designed to deter wrongdoing and to promote, among other things:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	compliance with applicable governmental laws, rules and regulations;

●	the prompt internal reporting of violations of the Code of Ethics to the appropriate person or persons identified in the code; and

●	accountability for adherence to the Code of Ethics.

Stockholder Communications

Stockholders requesting communication with directors can do so by writing to Ipsidy Inc., c/o Chief Financial Officer, 780 Long Beach Boulevard, Long Beach, New York 11561 or emailing to stuartstoller@Ipsidy.com. At this time we do not screen communications received and would forward any requests directly to the named director. If no director was named in a general inquiry, the Chief Financial Officer would contact either the Chair of the Board of Directors or the chairperson of a particular committee, if any, as appropriate. We do not provide the physical address, email address, or phone numbers of directors to outside parties without a Director’s permission.

Compensation of Directors

The non-management Directors consisting of Herb Selzer, Theodore Stern and Ricky Solomon annually receive $72,000 for Board membership, inclusive of all Board meeting and committee meeting attendance fees in the form of an annual restricted common stock grant vesting in quarters at the end of each quarter after the date of the grant. Additionally, they will each receive, an annual retainer for service on each committee of $5,000 to be paid in cash. The Company commenced paying the director fees beginning November 1, 2017.

During 2017, the Company recorded expense of $12,000 each for Board Membership and $2,500, $2,500 and $1,667 for Mr. Selzer, Mr. Stern and Mr. Solomon for the annual retainer for service on Board committees.

Executive Compensation

The below table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to (i) all individuals serving as the Company’s principal executive officers or acting in a similar capacity during the last two completed fiscal years, regardless of compensation level, and (ii) the Company’s two most highly compensated executive officers other than the principal executive officers serving at the end of the last two completed fiscal years (collectively, the “Named   Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Philip Beck	2017	275,000	2,857		1,935,833		45,833	5,701	2,265,224
Chairman of the Board, CEO and President (1)	2016	—	—	—	—	—	—	—	—

Thomas Szoke	2017	262,315	—	—	—	—	—	—	262,315
President, CEO and Director (2)	2016	275,000	—	—	1,763,533	—	—		2,038,533

Douglas Solomon	2017	161,458	—	—	—	—	—	—	161,458
Chairman, COO and Former Director (3)	2016	250,000	—	—	3,527,065	—	—	—	3,777,065

Stuart Stoller	2017	206,250	952	—	308,611	—	—	2,305	518,118
CFO (4)	2016	—	—	—	—	—	—	—	—

Charles D. Albanese	2017	50,038	—	—	5,097	—	—	—	55,135
Former CFO and Director(5)	2016	200,000	—	—	69,104	—	—	—	269,104

(1)	Mr. Beck was hired on January 31, 2017 and as part of his compensation package was granted 15,000,000 stock options which vest over 1/3 immediately with the balance over two years and 15,000,000 shares of restricted stock which shares vest upon attainment of certain performance thresholds. As of December 31, 2017, and 9,583,333 of the shares under the options vested and were exercisable. In 2017, the stock options carried an expense of $1,935,833. There was no expense recorded for the restricted stock as the performance shares were not met. In 2017, according to the terms of Mr. Beck’s employment agreement, a bonus of $2,857 was paid for the purchase of the restricted stock and $5,701 was expensed for the reimbursement of medical premiums. Mr. Beck has not exercised or realized a gain on these options as of the date of the submission of this report.

(2)	In 2015, Mr. Szoke was awarded 10,000,000 options which will vest in four installments over a 12 month period beginning September 15, 2015, of which 10,000,000 were exercisable as of December 31, 2017 and carried an associated expense to the Company in 2017 and 2016 of $-0- and $1,763,533, inclusive of an additional expense of $70,610 in 2016 as the term of the granted stock options were extended to ten years from five years. Mr. Szoke has not exercised or realized any gain on these options as of the submission of this report. On January 31, 2017, Mr. Szoke resigned as President and Chief Executive Officer and agreed to serve as Chief Technology Officer. Mr. Szoke remained a director.

(3)	In 2015 Mr. Solomon was awarded 20,000,000 options which will vest in four installments over a 12 month period beginning September 15, 2015 of which 20,000,000 were exercisable as of December 31, 2017 and carried an associated expense to the company in 2017 and 2016 of $-0- and $3,527,065, inclusive of $141,221 of additional expense in 2016 as the term of the granted stock options was extended to ten years from five years. Mr. Solomon has not exercised or realized any gain on these options as of the submission of this report. On January 31, 2017, Mr. Solomon resigned as Chairman of the Board and Chief Operating Officer and agreed to serve as Executive Director, Government Relations and Enterprise Security. Mr. Solomon resigned from active service with the Company on September 1, 2017 but remained a director until September 16, 2017.

(4)	Mr. Stoller was hired on January 31, 2017 and as part of his compensation package was granted 5,000,000 stock options which vest over three years and 5,000,000 shares of restricted stock which shares vest upon attainment of certain performance thresholds. As of December 31, 2017, none of the options were exercisable and the associated expense in 2017 was $308,611. There was no expense recorded for the restricted stock as the performance criteria were not met. According to the terms of Mr. Stoller’s employment agreement, a bonus of $952 was paid related to the purchase of the restricted stock and $2,305 was expensed for the reimbursement of certain medical premiums.

(5)	Mr. Albanese was hired on April 15, 2015 and as part of his compensation package was granted 3,500,000 options which will vest in eight installment over two years, of which 2,625,000 were exercisable as of December 31, 2017 and carried an associated expense to the company in 2017 and 2016 of $5,097 and $69,104. Mr. Albanese has not exercised or realized any gain on these options as of the submission of this report. Mr. Albanese resigned as Chief Financial Officer and Director of January 24, 2017 and the Company paid Mr. Albanese in 2017, $43,462 representing unpaid salary, deferred salary, vacation entitlement and one month’s pay.

Mr. Beck, Mr. Szoke and Mr. Stoller each are party to an Executive Retention Agreement to encourage the Executive to continue to devote the Executive’s full attention and dedication to the success of the Company, and to provide specification compensation and benefits to the Executive in the event of a Termination Upon Change of Control or certain other terminations pursuant to the terms of this Agreement. These agreements include payment of salary and other benefits for one year in addition to acceleration and vesting of certain stock compensation plans.

Except as outlined below under “Executive Employment Agreements”, there are no current plans to pay or distribute any cash or non-cash bonus compensation to officers of the Company for 2017.

Pursuant to the Executive Retention Agreements, as more fully described below, certain executive officers could earn additional compensation if certain performance thresholds were met by December 31, 2017. The performance thresholds in totality were not met by Mr. Beck and Mr. Stoller in 2017. During the third quarter of 2018, Milestone 1 (as defined below) was met and Mr. Beck and Mr. Stoller were paid cash bonuses of $262,500 and $142,500, respectively. No other incremental compensation targets for any executive were met in 2017. However, the Board of Directors may allocate salaries and benefits to the officers in its sole discretion.

The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors; The Company implemented in 2017 a plan to provide medical benefits on a cost sharing basis and also implemented in 2018 a dental plan which is fully paid by the employees cost. See “Executive Agreements” below.)

Grant of Plan-Based Awards

As previously described, in connection with their respective employment arrangements, Philip Beck and Stuart Stoller were awarded 15,000,000 and 5,000,000 common stock options in 2017. Additionally, Philip Beck and Stuart Stoller received 15,000,000 and 5,000,000 restricted common shares in 2017.

There were no grants of plan-based awards or common stock options, to other named executive officers during the year ended December 31, 2017.

Outstanding Equity Awards to Executive Officers

The following table sets forth information with respect to outstanding equity awards held by our named executive officers as of December 31, 2017.

	Option Awards					Stock awards
(a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable ©	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) e	Option Expiration Date (f)	Number of shares or units of stock that have not vested (#) (g)	Market value of shares or units of stock that have not vested ($) (h)	Equity Incentive Plan Awards: Number of unearned shares or units of stock or rights that have not vested (#) (i)	Equity Incentive Plan Awards: Market or payout of unearned shares, units or other rights that have not vested ($) (j)
Executive Officer

Philip Beck (1)	20,000,000	20,000,000	—	$0.05 per share	August 12, 2026
Philip Beck (2)	10,416,667	4,583,333	—	$0.10 per share	January 31, 2027	15,000,000	3,750,000	—	—
Douglas Solomon	20,000,000	—	—	$0.45 per share	September 25, 2025	—	—	—	—
Stuart Stoller (2)	1,805,556	3,194,444	—	$0.10 per share	January 31, 2027	5,000,000	1,250,000	—	—
Thomas Szoke	10,000,000	—	—	$0.45 per share	September 25, 2025	—	—	—	—

(1)	The amounts for Philip Beck includes previously awarded common stock options for consulting services rendered prior to his employment (20,000,000 stock options) which became exercisable on January 31, 2017 upon his appointment as the Chief Executive Officer of the Company. The consulting services were provided by Parity Labs, LLC, a company principally owned by Mr. Beck and his family.
(2)	The performance criteria for the restricted stock awards to Philip Beck and Stuart Stoller have not been met.
(3)	The above amounts are as of February 28, 2018.

Executive Employment Agreements

On January 31, 2017, Mr. Beck and the Company entered an Executive Retention Agreement pursuant to which Mr. Beck agreed to serve as Chief Executive Officer and President in consideration of an annual salary of $350,000 of which $50,000 shall be deferred until the Company raises in the aggregate $15 million in debt and/or equity capital. The Company has agreed to provide a bonus of 75% of the base salary upon the Company timely filing its annual report on Form 10-K for the year ended December 31, 2017 and the Company raising gross proceeds of $15 million in debt and/or equity capital (“Milestone 1”) and a bonus of 150% of the base salary upon the Company achieving (i) any merger or sale of the Company or its assets, (ii) the Company achieving adjusted EBITDA of $10 million in a fiscal year, (iii) the Company achieving a listing on a national exchange and then or subsequently raising gross proceeds in the amount of $10 million or achieving a valuation of $125 million or (iv) the Company achieving $20 million of revenue on a trailing 12 months basis (“Milestone 2”). During the third quarter of 2018, Milestone 1 was met and Mr. Beck and Mr. Stoller were paid cash bonuses of $262,500 and $142,500, respectively.

The Company also granted Mr. Beck a Stock Option to acquire 15 million shares of common stock of the Company at an exercise price of $0.10 per share for a period of ten years and the Company agreed to a Restricted Stock Purchase Agreement with Mr. Beck pursuant to which Mr. Beck purchased 15 million shares of common stock at a per share price of $0.0001, which shares of common stock vest upon achieving Milestone 2. The Stock Options vest with respect to (i) one-third of the shares of common stock as of January 31, 2017 and (ii) in 24 equal monthly tranches commencing on the grant date.

On January 31, 2017, Mr. Szoke and the Company entered into an Executive Retention Agreement pursuant to which Mr. Szoke agreed to serve as Chief Technology Officer in consideration of an annual salary of $250,000. The Company has agreed to provide a bonus of up to 50% of the base salary in 2017 upon the Company achieving a gross margin to be mutually agreed upon by the Company and Mr. Szoke and a bonus of 75% of the base salary upon the Company achieving Milestone 2. The Company and Mr. Szoke entered into an Indemnification Agreement on January 31, 2017. Mr. Szoke’s annual salary was increased in late 2017 to $275,000 per year. Mr. Szoke did not meet the 2017 bonus requirement.

On January 31, 2017, Douglas Solomon and the Company entered into an Executive Retention Agreement pursuant to which Douglas Solomon agreed to serve as Executive Director, Government Relations and Enterprise Security in consideration of an annual salary of $225,000. The Company has agreed to provide a bonus of up to 50% of the base salary in 2017 upon the Company achieving gross margin to be mutually agreed upon by the Company and a bonus of 75% of the base salary upon the Company achieving Milestone 2. The Company and Mr. Solomon entered into an Indemnification Agreement on January 31, 2017. See below with respect to obligations under Mr. Solomon’s Executive Retention Agreement.

On September 13, 2017, Douglas Solomon and the Company entered into a Confidential Settlement Agreement and General Release (the “Settlement Agreement”) pursuant to which the Offer Letter and Executive Retention Agreement entered between the Company and Mr. Solomon dated January 31, 2017 were terminated effective September 1, 2017 and Mr. Solomon resigned as Executive Director, Government Relations Enterprise Security upon execution of the Settlement Agreement. The Company agreed to pay Mr. Solomon approximately $8,000 representing unused 2017 vacation entitlement and pay for one day, reimburse Mr. Solomon for all expenses consistent with the Company’s reimbursement policy and pay Mr. Solomon’s COBRA employee only benefits through September 2018 if Mr. Solomon elected to be included under such coverage. In addition, the Company acknowledged that the 20,000,000 stock options previously granted to Mr. Solomon have vested effective as of September 1, 2017. The parties also provided mutual releases from all claims, demands, actions, causes of action or liabilities. As further consideration for entering into the Settlement Agreement, Mr. Solomon and the Company entered into an Agency Agreement dated September 13, 2017 pursuant to which Mr. Solomon agreed to be engaged as a non-exclusive sales agent for the Company’s products on an as needed basis for a term of three years in consideration of sales commissions including a monthly non-refundable minimum commission to be paid for 24 months. During the quarter ended September 30, 2017, the Company paid Mr. Solomon approximately $52,000 under the terms of such agreement.

 The Company entered an Executive Retention Agreement with pursuant to which Stuart Stoller agreed to serve as Chief Financial Officer in consideration of an annual salary of $225,000. The Company has agreed to provide two different bonus levels upon the achievement of certain performance, financial and other milestones one of which was achieved. The Company also granted Mr. Stoller a stock option to acquire 5 million shares of common stock at an exercise price of $0.10 per share for a period of ten years. Further, Company has agreed to a Restricted Stock Purchase Agreement in which Mr. Stoller purchased an additional 5 million shares at a per share price of $0.0001, which shares of common stock vest upon meeting certain performance, financial and other milestones. The Stock Options vest with respect to (i) one third of common stock upon the anniversary of the grant date and (ii) in 24 equal installments commencing on the one year anniversary of the grant.

The Company also entered into an executive employment agreement with Charles D. Albanese as of May 28, 2015, which was subsequently terminated. The Company and Mr. Albanese entered into a Confidential Settlement Agreement pursuant to which Mr. Albanese’s Executive Employment Agreement dated May 28, 2015 was terminated as of January 24, 2017. The Company paid Mr. Albanese $43,462 representing unpaid salary, deferred salary, vacation entitlement and one month’s pay. Upon the Company generating Earnings before Interest, Taxes, Depreciation and Amortization of not less than zero for any quarter published in the Company’s Form 10-Q or Form 10-K, the Company will be required to pay Mr. Albanese $50,000. The Company also paid Mr. Albanese’s COBRA for a period of six months through July 2017. In addition, the parties agreed that Mr. Albanese’s stock options to acquire 2,625,000 shares of common stock that have vested as of the termination date may be exercised prior to their expiration date but all other options lapsed and are no longer exercisable.

Certain Relationships and Related Transactions and Director Independence

In connection with the Company’s ability to secure third-party financing during the year ended December 31, 2017, the Company paid Network 1 Financial Securities, Inc. (“Network 1”), a registered broker-dealer, cash fees of $710,000, issued Network 1 2,200,000 shares of common stock and issued 1,153,846 common stock purchase warrants of $0.143 cents per share. During the year ended December 31, 2016, for similar services, the Company paid Network 1 cash fees of $326,000 and issued Network 1 4,450,000 shares of common stock of the Company in accordance with its agreement. A member of the Company’s Board of Directors previously maintained a partnership with a key principal of Network 1.

As the Company is admitted to the OTCQX tier of OTC Markets, the Company is required under the OTCQX Rules for US companies to maintain a Board that has at least two independent directors and an Audit Committee, a majority of the members of which are independent directors. The Board has determined that four of the directors are independent, comprising a majority of the Board of Directors of the Company and all members of the Audit Committee are independent.

On August 10, 2016, the Company entered into a Letter Agreement (the “Amendment”) with Parity Labs, LLC (“Parity”), a company principally owned by Mr. Beck and his family, to amend the compensation section of that certain Advisory Agreement previously entered into between the Company and Parity on November 16, 2015 for the provision of strategic advisory services, to provide for the issuance to Parity of a common stock option (the “Parity Option”) to acquire 20,000,000 shares of common stock of the Company exercisable at $0.05 per share for a period of ten years. The Parity Option vested in entirety upon Mr. Beck becoming the Chief Executive Officer of Ipsidy, Inc. on January 31, 2017. The Company’s headquarters are located in Long Beach, New York where the Company currently leases offices. The facilities are managed by   Bridgeworks LLC, (“Bridgeworks”) a company providing office facilities to emerging companies, principally owned by Mr. Beck and his family. The arrangement with Bridgeworks LLC allows the Company to use offices and conference rooms for a fixed, monthly fee $4,500. Since 2014, Mr. Beck has served as managing member of Parity, and since 2016, as Chairman, a Member and co-founder of Bridgeworks. During 2016, the Company paid Parity and Bridgeworks $147,078 and $6,750 for strategic advisory services and the use of facilities respectively and in 2017, paid Parity and Bridgeworks $34,694 and $71,950 for strategic advisory services and the use of the facilities.

In November 2016, the Company issued a note payable for $13,609 to one if its Board of Directors and was outstanding at December 31, 2016. The note was repaid in April 2017.

On January 31, 2017, the Company entered into Conversion Agreements with Mr. Selzer, a director of the Company and Vista Associates, a family partnership pursuant to which Mr. Selzer converted $150,000 in debt plus interest into 1,753,500 shares of common stock and $40,000 of debt plus interest into 1,537,778 shares of common stock. Additionally, in April 2017 Mr. Selzer purchased an additional 500,000 shares of common stock and in August 2018 Mr. Selzer purchased an additional 666,667 shares of common stock.

In January 2017, the Company issued to the Theodore Stern Revocable Trust (the “Stern Trust”) a Senior Unsecured Note with a face value of $3,000,000, payable over two years from issuance along with an aggregate of 4,500,000 shares of Common Stock with a fair value of $1,147,500. Theodore Stern, a director of the Company, is the trustee of the Stern Trust. During the three and six months ended June 30, 2018, the Company recorded $75,000 and $150,000 of interest expense under the terms and conditions of the Note. Additionally, the Company and the Stern Trust agreed to extend the due date of the note until April 30, 2020 for an extension fee of 1,500,000 shares of Common Stock at a fair market value of $420,000. On August 9, 2018, the Company prepaid $1,000,000 of principal of the $3,000,000 Senior Unsecured Note held by the Stern Trust plus the related accrued interest of approximately $158,000. In addition, in March 2018 Mr. Stern acquired 240,000 shares of common stock and in August 2018 the Stern Trust acquired 6,666,667 shares of common stock.

On September 13, 2017, one of its former officers and a former director (Douglas Solomon) of the Company entered into a Confidential Settlement Agreement and General Release (the “Settlement Agreement”) pursuant to which the Offer Letter and Executive Retention Agreement entered between the Company and Mr. Solomon dated January 31, 2017 were terminated effective September 1, 2017 and Mr. Solomon resigned as Executive Director, Government Relations Enterprise Security upon execution of the Settlement Agreement. The Company agreed to pay Mr. Solomon approximately $8,000 representing unused 2017 vacation entitlement and pay for one day, reimburse Mr. Solomon for all expenses consistent with the Company’s reimbursement policy and pay Mr. Solomon’s COBRA employee only benefits through September 2018 if Mr. Solomon elected to be included under such coverage. In addition, the Company acknowledged that the 20,000,000 stock options previously granted to Mr. Solomon have vested effective as of September 1, 2017. The parties also provided mutual releases from all claims, demands, actions, causes of action or liabilities. As further consideration for entering into the Settlement Agreement, Mr. Solomon and the Company entered into an Agency Agreement dated September 13, 2017 pursuant to which Mr. Solomon agreed to be engaged as a non-exclusive sales agent for the Company’s products on an as needed basis for a term of three years in consideration of sales commissions including a monthly non-refundable minimum commission to be paid for 24 months. During the year ended December 31, 2017, the Company paid Mr. Solomon approximately $52,000 under the terms of such agreement.

ACTIONS TO BE TAKEN AT THE MEETING

PROPOSAL NO. 1

PROPOSAL FOR ELECTION OF FIVE DIRECTORS

At this year’s Annual Meeting, the Board of Directors proposes that the nominees listed below be elected to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. All of the nominees are currently serving as directors. All nominees have consented to being named in this Proxy Statement and to serve if elected.

Assuming a quorum is present, the five nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information With Respect to Director Nominees

Listed below are the nominees for election to our Board with information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominees’ business experience during the past five years. Such information has been furnished to the Company by the director nominees.

Name	Age	Position

Philip D. Beck (2)*	58	Chairman of the Board of Directors, Chief Executive Officer and President

Thomas Szoke	54	Chief Technology Officer and Director

Herbert Selzer (1)(2)(3*)	72	Director

Ricky Solomon (1)(3)	57	Director

Theodore Stern (1*)(2)(3)	89	Director

*	denote Committee Chair

(1)	Audit Committee
(2)	Governance Committee
(3)	Compensation Committee

Philip D. Beck.

Philip was appointed as Chairman of the Board of Directors and Chief Executive Officer of Ipsidy Inc. in February 2017. Prior to joining Ipsidy, Philip founded Planet Payment Inc., a leading international payment processing platform doing business in 24 countries (formerly Nasdaq: PLPM) and served as its Chairman, Chief Executive Officer and President from 1999-2015. Philip has also served as a director of Bluefin Payment Systems from 2013 to 2014, managing member of Parity Labs, a private consulting firm and with his son cofounded the Bridgeworks co-working facility in NY. Philip is an Attorney admitted to practice in NY, and as a Solicitor of the Supreme Court in England and Wales and the British Virgin Islands. Philip previously worked in private practice as an international corporate lawyer for almost 17 years and founded a number of startups prior to Planet Payment.

Thomas R. Szoke

Thomas R. Szoke serves as Chief Technology Officer and has been a Director of the Company since 2013. Mr. Szoke is a co-founder of Innovation in Motion (“IIM”) a predecessor of Ipsidy and has over 25 years of product engineering, global sales and operations management experience. He has held several executive positions in the Company and has successfully led it from its inception to its listing on the OTC Market as well as expanding its market presence and product portfolio through strategic acquisitions in the United States, South America and Africa.  Mr. Szoke pioneered the concept and development of certain product lines as well as its Multi-Factor Out-of-Band Identity and Transaction Authentication Platform.

Prior to founding IIM, Mr. Szoke spent 23 years with Motorola, Inc. holding various management positions in field and product engineering, systems integration, program management and sales. He spent the last 10 years of his career at Motorola in the Biometrics Industry as Director of Integration and Project Management and then Director of Global Business Development for Civil Biometrics. From 2008-2011, Mr. Szoke was President of Thomas Szoke LLC, a technology consulting company focused on identity management and secure credentialing solutions. Mr. Szoke holds a degree in Electrical Engineering and Applied Mathematics from the University of Akron, in Ohio and is fluent in Hungarian.

Herbert Selzer

Herbert Selzer serves as an Independent Director of the Company since 2015. Mr. Selzer is an attorney based on New York, New York with a focus in corporate, international estate planning, trust and estates and wealth management. Mr. Selzer has been with Loeb, Block & Partners LLP since 1972 and became a partner in 1978. Prior to 1972, Mr. Selzer was employed by Ernst & Young. Mr. Selzer holds a BS Economics from Brooklyn College, a JD from George Washington University Law Center, an LLM in Taxation from New York University Law School and an LLM from New York City School of Law.

Ricky Solomon

Ricky Solomon serves as an Independent Director of the Company since 2015.  From 1983 to 1998 Mr. Solomon held several positions at Wechsler & Co. (“Wechsler”), a broker dealer focused on convertible securities. During his tenure Mr. Solomon became a partner and a managing director in charge of trading at Wechsler. After spending 15 years at Wechsler, Mr. Solomon joined Paloma as a portfolio manager where he ran a convertible arbitrage book as well as a long short equity book focused on technology stocks from 1998 to 2000.

In 2000, Mr. Solomon became a founding partner of Amaranth, a multi-strategy market neutral hedge fund that grew to almost $10 billion in assets by 2006. There, Mr. Solomon ran global convertible arbitrage and a long short equity book and he was also was a member of the executive committee until leaving Amaranth in 2006. Mr. Solomon joined Verition, another multi- strategy market neutral fund, in 2008 and remained there until 2014. Mr. Solomon joined Tripoint Global Equities from 2016 through mid-2017. Mr. Solomon currently serves on the board of Aspen University, (OTCQB: ASPU) a for profit on-line higher learning institution.  Through the years, Mr. Solomon has structured many financings, both public and private and in multiple industries. He also has been a very active venture capital investor. Mr. Solomon graduated from Emory University in 1983 with a BBA in finance. Mr. Solomon is a limited investor in Renrel Partners LLC (“RPLLC”).  RPLLC has entered a branch office relationship with Network 1 Financial Securities Inc. pursuant to which RPLLC provides administrative services relating to the management of a branch office.

Theodore Stern

Theodore Stern serves as an Independent Director of the Company since 2017. Mr. Stern has served in several executive positions in the energy and software industries over his career. He currently is a member of the Board of Directors of EnSync, Inc. and serves on the Governance, Audit, and Compensation Committees. EnSync develops and manufactures innovative energy management systems solutions. Previously he served as Chairman of the Board of inContact Inc. from 2000 to 2016 (when the company was acquired). He was Chairman and CEO from 2000 to 2005 when the positions were split. He oversaw the acquisition of four companies and the transition of inContact from a telecommunications company to a rapidly growing software-as-a-service company.

Mr. Stern also was a Senior Executive Vice President and member of the Board of Directors of Westinghouse Electric Corporation until his retirement. In his last position at Westinghouse Electric, Mr. Stern was responsible for multiple business units. Mr. Stern served as Vice Chairman of the Board of Directors of Superconductivity, Inc. of Madison, Wisconsin, a small technology company, until it was acquired in April 2007. Mr. Stern also served on the Board of Directors of Copperweld Corporation of Pittsburgh, Pennsylvania, a privately-owned steel and cable manufacturer, until its acquisition by LTV. Mr. Stern also served on the Board of Directors of Northern Power Systems of Waitsfield, Vermont, a privately-owned manufacturer of renewable and distributed generation systems until it was acquired by Distributed Energy Systems Incorporated (DESC). Mr. Stern also served on the board of directors of DESC. Mr. Stern holds a Bachelor of Science degree in Mechanical Engineering from the Pratt Institute and a Master of Arts degree in Theoretical Mathematics from New York University. He is a fellow of the American Society of Mechanical Engineers and a member of the National Academy of Engineering. He is the author of a number of technical papers on nuclear power technology.

Mr. Stern brings over 26 years of experience serving as a director with public companies to our Board of Directors. This experience, which includes service as Chairman and as a member of Audit, Compensation, and Governance Committees, provides our Board of Directors with a valuable perspective regarding public company governance, corporate management and strategy and board practices.

Required Vote

The election of the directors of the Company requires the affirmative vote of a plurality of the shares of the Company’s common stock present in person or represented by Proxy at the Annual Meeting, which will be the nominees receiving the largest number of votes, which may or may not constitute a majority.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 1:

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE NOMINEES DESCRIBED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Cherry Bekaert LLP (“CB”), our independent auditors, audited our financial statements for the 2016 fiscal year. The Board selected CB as the independent auditors of the Company for the fiscal year ending December 31, 2018. Representatives of CB are not expected to attend the 2018 Annual Meeting of Stockholders. CB was first engaged by us for the year ended December 31, 2015.

During the years ended December 31, 2017 and 2016, neither the Company nor anyone acting on its behalf consulted with CB regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K, nor did CB receive any fees for any services during that time period relating to such matters or events set forth in Item 304(a)(2) of Regulation S-K.

The total fees paid to CB in 2017 aggregated $431,200 which includes fees for the 2016 audited financial statements and review of the quarterly financial statements of for 2017. Additionally, the Company paid CB $61,300 for tax services.

The total fees invoiced by CB during 2016, which includes fees for the 2015 audited financial statements, review of the quarterly financial statements for 2016 and progress payments for the audit of the 2016 financial statements were $272,000. Additionally, the Company was billed by CB for $39,500 for tax services

In 2017, the Company formed an Audit Committee and the Audit Committee by its Charter shall pre-approve all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor. The Audit Committee approved the services rendered by CB for the Form 10-Q filing for the third quarter of 2017 and the audit of the financial statements for the year ended December 31, 2017.

In 2016 and prior to the third quarter of 2017, the Company did not have an audit committee serving and thus its board of directors performs the duties of an audit committee. The board of directors evaluated and approved in advance, the scope and cost of the engagement of an auditor before the auditor renders audit and non-audit services. The Company did not rely on preapproval policies and procedures.

	Audit	Taxes	Filings	Accounting	$’s in 000’s Total
2017	$431.2	$61.3	$—	$—	$492.5
2016	$272.0	$39.5	$—	$—	$311.5

The current policy of the directors, acting via the Audit Committee, is to approve the appointment of the principal auditing firm and any permissible audit-related services. The audit and audit related fees include fees for the annual audit of the financial statements and review of financial statements included in 10K and Q filings. Fees charged by CB in 2016 were approved by the Board with engagement letters signed by an executive officer.

Required Vote

The ratification of the appointment of the Company’s independent auditors requires the receipt of the affirmative vote of a majority of the shares of the Company’s common stock present in person or by proxy and cast for this specific item.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF CHERRY BEKAERT LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2018.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy, or their substitutes, will vote the shares represented thereby in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

Annual Reports on Form 10-K

Additional copies of Ipsidy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 may be obtained without charge by writing to the Chief Financial Officer, Ipsidy Inc., 780 Long Beach Boulevard, Long Beach, New York 11561. Ipsidy’s Annual Report on Form 10-K can also be found on Ipsidy’s website: www.ipsidy.com.

Stockholders Proposals for the 2019 Annual Meeting.

Stockholder proposals intended to be presented at the Company’s 2019 annual meeting must be received by the Company no later than August 16, 2019 (pursuant to Rule 14a-8 of the Exchange Act, 120 days before the anniversary of the prior year’s mailing date) to be eligible for inclusion in the Company’s proxy statement and form of proxy for next year’s meeting. Proposals should be addressed to Ipsidy Inc., Attn. Chief Financial Officer, 780 Long Beach Boulevard, Long Beach, New York 11561.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at the 2019 annual meeting, the federal securities laws require stockholders to give advance notice of such proposals. The required notice must (pursuant to Rule 14a-4 of the Exchange Act) be given no less than 45 days in advance of the one year anniversary date of the date on which the Company first sent its proxy materials for the immediately preceding annual meeting. Accordingly, with respect to the Company’s 2019 annual meeting of stockholders, notice must be provided to Ipsidy Inc., Attn. Chief Financial Officer, 780 Long Beach Boulevard, Long Beach, New York 11561 no later than September 16, 2019. If a stockholder fails to provide timely notice of a proposal to be presented at the 2019 annual meeting, the chair of the meeting will declare it out of order and disregard any such matter.

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by the Company. The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of the Notice, the Proxy Statement, the Proxy card and establishment of the Internet site hosting the proxy material. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

By Order of the Board of Directors,

/s/ Philip D. Beck
Philip D. Beck
Chair of the Board of Directors